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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)       June 1, 1996
                                                  ---------------------

                            MITCHAM INDUSTRIES, INC.
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             (Exact name of registrant as specified in its Charter)


       Texas                       33-81164-D                 76-0210849
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(State or other Jurisdiction    (Commission File            (IRS Employer
 of Incorporation)                   Number)             Identification Number)


44000 Highway 75 South, Huntsville, Texas                        77342
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code          (409) 291-2277
                                                       -------------------------


                                       N/A
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                  (Former address if changed since last report)


Total number of pages contained in the Form and Exhibits: 12

Exhibit Index begins on page 6

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ITEM 5.  OTHER EVENTS.

     Effective June 1, 1996, Mitcham Industries, Inc., a Texas corporation (the "Company") entered into an amendment of its Exclusive Lease Referral Agreement with Input/Output, Inc. ("I/O"), a leading designer and manufacturer of land-based 3-D seismic data acquisition equipment and systems.

BACKGROUND

     The Company specializes in the leasing and sale of seismic equipment to the oil and gas industry. The Company provides short-term leasing of peripheral seismic equipment to meet a customer's requirements, as well as offering maintenance and support during the lease term. The Company leases its seismic equipment primarily to land-based seismic data acquisition companies and major oil and gas exploration companies conducting seismic data acquisition surveys in North and South America. The Company also sells and services new and used seismic data acquisition systems and peripheral equipment to companies engaged in oil and gas exploration.

     Seismic data acquisition equipment is used in the identification and graphic definition of subsurface geologic structures and formations which potentially contain oil and gas. Since the mid-1980s, the oil and gas industry has evolved from utilizing seismic data using two-dimensional ("2-D") seismic surveys to utilizing three dimensional ("3-D") surveys. Three-dimensional seismic data, although more costly than 2-D data, is believed to provide greatly enhanced information regarding subsurface geology, resulting in improved drilling success rates and reduced exploration costs. The production of this enhanced information requires the use of a greater number of remote signal conditions, or "channel boxes," which collect and transmit seismic data, and of various other types of peripheral seismic equipment to support the additional channel boxes.

AMENDMENT AND EXTENSION OF EXCLUSIVE LEASE REFERRAL AGREEMENT WITH INPUT/OUTPUT, INC.

     Effective June 1, 1996, the Company entered into an amendment of its Exclusive Lease Referral Agreement (the "I/O Agreement") with I/O. The I/O Agreement was entered into in February 1994, under which agreement the Company
(i) was the exclusive third-party recipient of requests from I/O customers and others to lease I/O 3-D channel boxes in North and South America through December 1996; and (ii) was able to acquire 3-D channel boxes from I/O at favorable prices based upon the volume of channel boxes purchased. Subject to certain exceptions, I/O could not recommend or suggest any competitor of the Company as a potential lessor of I/O 3-D channel boxes in North and South America. As a manufacturer of complete data acquisition systems that are compatible only with I/O channel boxes, I/O typically receives significant inquiries to lease I/O 3-D channel boxes from customers desiring to expand the capacities of their systems on a short-term basis.


     In order to receive the benefits of the I/O Agreement, the Company was required to purchase an aggregate of $10.0 million of I/O 3-D channel boxes in stated installments over the term of the agreement, which was to terminate on
December 31, 1996 (the "Termination Date").   As of the date of the Prospectus,
the Company had purchased approximately $7.9 million of


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the required $10.0 million of I/O 3-D channel boxes under the I/O Agreement, and was required to purchase an additional $2.1 million of channel boxes on or before the Termination Date. The Company had proposed an extension of the I/O Agreement on substantially similar terms.

     Under the I/O Agreement as amended, (i) the term has been extended until May 31, 2000; (ii) the seismic data acquisition equipment that I/O will sell to the Company and with respect to which I/O will recommend the Company as a potential lessor has been expanded; and (iii) the former aggregate minimum purchase requirement of $10.0 million no longer applies. The other provisions of the I/O Agreement remain substantially the same.


     In addition to I/O 3-D channel boxes that were the subject of the agreement before the amendment, the I/O Agreement now covers (i) ocean bottom cable systems, which collect seismic data in an ocean environment in depths of up to 200 meters; (ii) central electronics units, which act as the control center of and test all functions of complete data acquisition systems; and (iii) remote acquisition modules, field communication devices between channel boxes and central electronics units that allow more channel boxes to be employed in a seismic survey (all of the foregoing seismic equipment subject to the I/O Agreement referred to collectively as the "I/O Equipment").

     In place of the former aggregate $10.0 million of required purchases, Company has agreed to purchase an aggregate of $3.0 million of I/O 3-D channel boxes after June 1, 1996 and before November 30, 1996 (the "Renewal Purchase"), with a minimum of $1.5 million to be purchased by August 31, 1996. The Renewal Purchase is necessary in order for the Company to continue to receive the benefits of I/O Agreement, which will have no further force or effect if the Renewal Purchase is not timely made. As long as the Renewal Purchase is timely made, the Company will continue as I/O's exclusive recipient of seismic leasing requests I/O receives from its customers and others in North and South America and will be able to acquire channel boxes at favorable prices based upon the volume of I/O Equipment purchased.

     Specifically, from January 1, 1997 through May 31, 1997, the Company must purchase at least an aggregate of $1.25 million of I/O Equipment in order to receive favorable pricing with respect to such equipment. In each of the years from June 1, 1997 through May 31, 1998, June 1 through May 31, 1999 and June 1, 1999 through May 31, 2000, the Company must purchase at least an aggregate of $3.0 million of I/O Equipment (or an aggregate additional $10.25 million after the $3.0 million Renewal Purchase is made) in order to receive favorable pricing on such equipment. The Company's failure to meet the minimum purchase requirements in any such period will not affect its ability to receive favorable pricing in a subsequent period.

     The Company anticipates that the cash flow generated from the I/O 3-D channel boxes which it currently owns, the available portions of its $1.0 million line of credit with a bank and its $4.2 million term loan with a bank, and all or a portion of the approximately $4.2 million aggregate proceeds it has received from the exercise of the Warrants, bridge warrants, and representative's warrants issued to the representative of the underwriters in the Company's IPO, will be used to fund $1.5 million of the Renewal Purchase by August 15, 1996 and the remaining $1.5 million of the Renewal Purchase by November 30, 1996. The Company anticipates that the foregoing sources will fund in part the remaining aggregate $10.25 million of subsequent minimum purchases required over the term of the I/O Agreement in order to


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receive favorable pricing on such equipment.   However, the Company anticipates
that it may require additional equipment loans in order to fully fund those minimum purchase requirements. There can be no assurance that the Company will be able to obtain such equipment financing loans on terms acceptable to the Company, if at all. Failure to meet the minimum purchase requirement in one or more years would mean the loss of favorable pricing provided for by the I/O Agreement, which would have a material adverse effect on the Company's future operations and profits.

ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS.  NONE

     (b)  PRO FORMA FINANCIAL INFORMATION.  NONE

     (c)  EXHIBITS.

          Exhibit Number           Description
          --------------           -----------

                10 Fourth Amendment to Exclusive Lease Referral Agreement, effective June 1, 1996

                99                 Press Release dated June 13, 1996



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MITCHAM INDUSTRIES, INC.
                                    --------------------------------------------
                                          (Registrant)


DATED:  July 18, 1996



                                    By:    /s/  Billy F. Mitcham, Jr.
                                       -----------------------------------------
                                           Billy F. Mitcham, Jr.
                                           Chairman of the Board,
                                           Chief Executive Officer and President


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                                  EXHIBIT INDEX



Exhibit                                                                  Page
- -------                                                                  ----

 10       Fourth Amendment to Exclusive Lease Referral Agreement           8

 99       Press Release dated June 13, 1996                               12


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